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                                                                     EXHIBIT 4.2


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF SUCH DEPOSITARY OR BY A NOMINEE OF SUCH DEPOSITARY TO SUCH DEPOSITARY OR ANOTHER NOMINEE OF SUCH DEPOSITARY OR BY SUCH DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                                                Principal Amount
R4
                                                                    $350,000,000

                          HCA - THE HEALTHCARE COMPANY

                        8.750% NOTE DUE SEPTEMBER 1, 2010

                                   GLOBAL NOTE

                                                                 CUSIP 404119AA7

         HCA - THE HEALTHCARE COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as the nominee of The Depository Trust Company, or registered assigns, the principal amount of Three Hundred and Fifty Million Dollars ($350,000,000), on September 1, 2010 (the "Maturity Date") and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on March 1 and September 1 ("Interest Payment Date") in each year, beginning on March 1, 2001, and at the Maturity Date specified above on said principal amount, at the rate of 8.750% per annum, from August 23, 2000 until payment of said principal amount has been made or duly provided for. The interest so payable on any Interest Payment Date (other than at maturity) will be paid to the Person in whose name this Global Note is


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registered at the close of business on the fifteenth day of the month immediately preceding the month in which such interest payment is due (a "Regular Record Date"), unless the Company shall default in the payment of interest due on any such Interest Payment Date, in which case such defaulted interest shall be paid to the Person in whose name this Global Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice to the registered holders of Notes not less than ten days preceding such Special Record Date. In any case where the date for any payment on the Notes is not a Business Day, such payment shall be made on the next succeeding Business Day. A Business Day is any day that is not a Saturday or Sunday and that, in The City of New York, New York is not a day on which banking institutions are generally authorized or required by law or executive order to close.

         Both principal of and interest on this Global Note are payable in immediately available funds in any coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts. Payments of principal and interest will be made in The City of New York, New York, at the Corporate Trust Office of Bank One Trust Company, N.A., or at such other office or agency of the Company as the Company shall designate pursuant to the Indenture referred to elsewhere herein.

         This Global Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (the "Securities"), of the series hereinafter specified, issued or to be issued under an Indenture dated as of December 16, 1993, as supplemented, as may be amended by indentures supplemental thereto (the "Indenture"), duly executed and delivered by the Company to Bank One Trust Company, N.A., the successor to The First National Bank of Chicago, as trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Global Note is a Global Security representing the entire principal amount of a series of Securities designated "8.750% Notes due September 1, 2010" (the "Notes") issued under the Indenture. Unless otherwise provided herein, all terms used in this Global Note, which are defined in the Indenture, shall have the meanings assigned to them in the Indenture.

         The Notes do not have a sinking fund.

         The Notes may be redeemed as a whole or in part at any time by the Company prior to maturity. The redemption price shall equal the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 50 basis points, plus, in each case, accrued interest thereon to the date of redemption.




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         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker and having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with us.

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if the release (or any successor release) is not published or does not contain the prices on that business day, (a) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all the quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

         "Reference Treasury Dealer" means each of Chase Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. and their respective successors; provided however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer.

         The Company will mail notice of any redemption between 30 and 60 days preceding the redemption date to each holder of the Notes to be redeemed.

         Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions called for redemption.

         In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, immediately due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the Holders of a majority in principal amount of the Notes then Outstanding.




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         Several banks and other financial institutions have provided the
Company with a $1.2 billion credit facility under a term loan agreement dated as of March 13, 2000, as amended. The Company will be in default under the Notes if a default occurs under that agreement (as it may be amended, modified, extended, renewed or replaced from time to time) and that default results in an acceleration of the maturity of the Company's indebtedness under that agreement. A declaration of the acceleration of the maturity of the Notes for this reason is subject to annulment if the default that caused acceleration of the indebtedness under the agreement is cured or waived. The Company does not need the consent of the holders of the Notes to enter into any amendment, modification, extension, renewal or replacement of the term loan agreement. Such cross-default will no longer be applicable following the time, if ever, as the Notes are rated Baa3 (or the equivalent) or higher by Moody's and BBB- (or the equivalent) or higher by Standard & Poor's. "Moody's" means Moody's Investors Service, Inc. and its successors. "Standard & Poor's" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of each series to be affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes as a series, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding may on behalf of the Holders of all of the Securities of such series waive any past default with respect to the Securities of such series under the Indenture and its consequences, except a default in the payment of the principal of, or interest on, any of the Securities of such series.

         No reference herein to the Indenture and no provision of this Global Note or of the Indenture (including the Company's right to defease and discharge the Notes pursuant to Article Four and Article Fourteen of the Indenture) shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Global Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         This Global Note shall be exchangeable for Securities registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as the Depositary or if at any time the Depositary ceases to be registered or in good standing under the United States Securities Exchange Act of 1934, as amended, and the Company fails to appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such event, (ii) the Company executes and delivers to the Trustee a Company Order that this Global Note shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default, or an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, with respect to the Notes. To the extent that this Global Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes registered in such names as the Depositary shall direct.



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         Except as provided in the immediately preceding paragraph, this Global
Note may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         Prior to due presentment for registration of transfer of this Global Note, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Holder hereof as the absolute owner of this Global Note (whether or not this Global Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof or on account hereof (except as otherwise provided in the Indenture), as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Global Note.

         None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of this Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         No recourse for the payment of the principal of, or interest on, this Global Note, or for any claims based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, whether by virtue of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Except as otherwise expressly provided in this Global Note, this Global Note shall in all respects be entitled to all benefits, and subject to the same terms and conditions, as definitive registered securities authenticated and delivered under the Indenture.

         The Indenture and this Global Note shall be governed by and construed in accordance with the laws of the State of New York.

         This Global Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.




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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated as of August 23, 2000         HCA - THE HEALTHCARE COMPANY



                                    By:     /s/ David G. Anderson
                                            ------------------------------------
                                    Title:  Senior Vice President - Finance and
                                            Treasurer



                                    Attest: /s/ John M. Franck II
                                            ------------------------------------
                                    Title:  Corporate Secretary

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities
of the series designated herein
referred to in the within-
mentioned Indenture.

BANK ONE TRUST COMPANY, N.A.
as Trustee

By: /s/ Michael D. Pinzon
    -----------------------------------





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